Exhibit 99.3

FORM OF NOTICE TO INVESTORS

NATIONAL CINEMEDIA, LLC

OFFER TO EXCHANGE

ALL OUTSTANDING 6.00% SENIOR NOTES DUE 2022

($400,000,000 AGGREGATE PRINCIPAL AMOUNT)

FOR

6.00% SENIOR NOTES DUE 2022

THAT HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON            , 2012 (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE.

To our clients:

Enclosed for your consideration is a Prospectus, dated            , 2012 (as the same may be amended from time to time, the “Prospectus”), and a Letter of Transmittal, dated            , 2012 (the “Letter of Transmittal”), relating to the offer by National CineMedia, LLC, a Delaware limited liability company (the “Company”), to exchange (the “Exchange Offer”) up to $400,000,000 in aggregate principal amount of our registered 6.00% Senior Notes due 2022, or the “Exchange Notes,” the issuance of which has been registered under the Securities Act of 1933, as amended, or the Securities Act, for a like principal amount of our outstanding unregistered 6.00875% Senior Notes due 2022, or the “Original Notes”, upon the terms and conditions set forth in the Prospectus and in the Letter of Transmittal. The terms of the Exchange Notes are identical to the terms of the Original Notes in all material respects, except for the elimination of some transfer restrictions, registration rights and additional interest provisions relating to the Original Notes. The Exchange Offer is subject to certain customary conditions. See “The Exchange Offer — Certain Conditions to the Exchange Offer” in the Prospectus. The Original Notes may be tendered only in denominations of $2,000 and in integral multiples of $1,000.

The material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. An exchange of any Original Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange the Original Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to exchange any or all such Original Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Original Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City Time, on            , 2012 (the “Expiration Date”), unless extended. Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Original Notes. The terms of the Exchange Notes are identical in all material respects to the Original Notes except that the Exchange Notes will not contain certain transfer restrictions relating to the Original Notes, will not contain registration rights and will not contain certain provisions relating to an increase in the interest rate under certain circumstances relating to, among other things, the timing of the Exchange Offer.

2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE “THE EXCHANGE OFFER — CERTAIN CONDITIONS TO THE EXCHANGE OFFER” IN THE PROSPECTUS.

3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended.

4. The Company has agreed to pay the expenses of the Exchange Offer.

5. Any transfer taxes incident to the transfer of the Original Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to exchange any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below.

THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE ORIGINAL NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of National CineMedia, LLC.

THIS WILL INSTRUCT YOU TO EXCHANGE THE AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES INDICATED BELOW (OR, IF NO AGGREGATE PRINCIPAL AMOUNT IS INDICATED BELOW, ALL ORIGINAL NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

☐	Please TENDER my Original Notes held by you for the account or benefit of the undersigned. I have identified on a signed schedule attached hereto the principal amount of Original Notes to be tendered if I wish to tender less than all of my Original Notes.

☐	Please DO NOT TENDER my Original Notes held by you for the account of the undersigned.

Signature(s)

Please Print Name(s) Here

Please Type or Print Address

Area Code and Telephone Number

Date

Taxpayer Identification or Social Security Number

My Account Number With You

UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT

ALL OF YOUR ORIGINAL NOTES ARE TO BE EXCHANGED.

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